Exhibit 10.2

AGREEMENT

AGREEMENT dated this 13 day of January 2007, by and between Max Nutrition, Inc. (hereinafter “MAX”), a Nevada Corporation, with offices located at 8531 Santa Monica Blvd., West Hollywood, California 90069, Nicholas Stone, President of MAX and Gary B. Wolff, P.C., counsel to MAX, with offices located at 805 Third Avenue, New York, New York.

WHEREAS, MAX is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 which Registration Statement indicates in Part II, Item 25, offering expenses approximating sixty thousand ($65,000) dollars of which forty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, MAX has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within six (6) months of the date of the MAX prospectus, MAX’s President agrees to loan MAX the funds to cover the balance of outstanding professional and related fees relating to MAX’s prospectus if the professionals involved insist on cash payments. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when MAX has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13 day of January 2007.

Max Nutrition, Inc.

/s/ Nicholas Stone

Nicholas Stone, President

/s/ Nicholas Stone

Nicholas Stone, Individually

/s/ Gary B. Wolff, Pres.

Gary B. Wolff, President